Exhibit 23.4



[GRAPHIC OMITTED]
MINE DEVELOPMENT ASSOCIATES
MINE ENGINEERING SERVICES




FILED VIA EDGAR

                                     CONSENT

TO:      United States Securities and Exchange Commission ("SEC"),

AND TO:  Corriente Resources Inc. ("Corriente")

Re:      Corriente Resources Inc. - Form 40-F/A (Amendment No. 1)
         Registration Statement

         UPDATE ON COPPER, GOLD AND SILVER RESOURCES AND PIT OPTIMIZATIONS REPORT OF STEVEN RISTORCELLI, MINE DEVELOPMENT ASSOCIATES, INC., DATED JANUARY 31, 2006, IN RESPECT OF THE MIRADOR PROJECT, ECUADOR


Dear Sirs/Mesdames:

This letter refers to the Form 40-F/A (Amendment No. 1) Registration Statement dated February 16, 2006 (the "Registration Statement") of Corriente.

Reference is made to the resource update report dated January 31, 2006, prepared for Corriente by Mine Development Associates, Inc., entitled "Update on Copper, Gold and Silver Resources and Pit Optimizations, Mirador Project, Ecuador" (the "Report").

The undersigned hereby consents to the inclusion of the Report, our name and references to and excerpts from the Report in both the Registration Statement and through incorporation by reference into the Registration Statement, to be filed with the SEC.

Date:  February 16, 2006


MINE DEVELOPMENT ASSOCIATES, INC.



/s/ STEVEN RISTORCELLI
-----------------------------------
Steven Ristorcelli, P.Geo., C.P.G.


775-856-5700

210 South Rock Blvd.
Reno, Nevada  89502
FAX: 775-856-6053